Stursberg & Veith
                        405 Lexington Avenue, Suite 4949
                          New York, New York 10174-4902

                                 (212) 922-1177
                            Facsimile (212) 922-0995

                                                                  April 18, 2002


Ameritrans Capital Corporation
747 Third Avenue, 4th Floor
New York, New York 10017

Ladies and Gentlemen:

       We have acted as counsel to Ameritrans Capital Corporation, a corporation organized under the laws of the State of Delaware (the "Company"), in connection with the preparation of a registration statement on Form N-2 (the "Registration Statement") under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, relating to an offering by the Company of up to 325,000 units (the "Units") of the Company, each Unit consisting of one share of Common Stock, par value $.0001 per share, one share of 9 3/8% participating preferred stock (the "Participating Preferred Stock"), and one warrant which is exercisable into one share of Common Stock at $6.70 per share (the "Warrants"). The offering also involves the grant to Noble International Investments, Inc. (the "Representative") of an option to purchase an additional 48,750 Units, to cover over-allotments in connection with the offering and the sale to the Representative, for cash, of an option (the "Representative's Option") to purchase up to 32,500 Units.

       We have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates, opinions and instruments relating to the Company as we have deemed relevant and necessary to the formation of the opinion hereinafter set forth. In such examination, we have assumed the genuineness and authenticity of all documents examined by us and all signatures thereon, the legal capacity of all persons executing such documents examined by us and all signatures thereon, the legal capacity of all persons executing such documents, the conformity to originals of all copies of documents submitted to us, and the truth and correctness of any representations and warranties contained therein.

       Based upon and subject to the foregoing, we are of the opinion that:

              (i) the Units covered by this Registration Statement have been validly authorized and will, when sold as contemplated by the Registration Statement, be legally issued, fully paid, and non-assessable;

              (ii) the shares of Common Stock included in the Units covered by the Registration Statement have been validly authorized and will, when sold as contemplated by the Registration Statement, be legally issued, fully paid, and non-assessable;

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Ameritrans Capital Corporation
April 18, 2002
Page 2


              (iii) the shares of the Participating Preferred Stock included in the Units covered by the Registration Statement have been validly authorized and will, when sold as contemplated by the Registration Statement, be legally issued, fully paid, and non-assessable;

              (iv) the Warrants included in the Units covered by the Registration Statement and the Warrants issuable upon the exercise of the Representative's Option will, when sold as contemplated by the Registration Statement, constitute legal, valid, and binding obligations of the Company; and

              (v) the shares of Common Stock issuable upon exercise of the foregoing Warrants and the Warrants issuable upon the exercise of the Representative's Option, will, upon issuance and payment in accordance with the terms of, respectively, the Warrants and the Warrants issuable upon exercise of the Representative's Option, be legally issued, fully paid, and non-assessable.

       This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

       We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing under the heading "Legal Matters" in the Prospectus.

                                           Very truly yours,



                                           /s/ STURSBERG & VEITH